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EXHIBIT 10(I)  Lease dated June 5, 1991 between Vandor Realty Corporation and
Navtech Systems Support Inc. with respect to Waterloo, Ontario premises

01 . Premises and Use.
01 . (a) Term
01 . (b) Basic Rent.
02.  Tenant's Covenants.
02. (a) To pay Rent.
02. (b) Proportionate  Realty Taxes.
02. (c) Separate Assessment.
02: (d) Keep in Repair.
02. (e) Entry to Inspect.
02. (f) Surrender in Repair.
02. (g)  To heat.
02. (h) Comply with Authorities.
02. (i) Proportionate  Operation & Maintenance Cost.
02. (j) Not to suffer any Nuisance.
02. (k) Assignment by Tenant.
02. (l) Comply with Laws.
03.  Further Covenants by Tenant.
03. (a) Proviso for Re-Entry.
03. (b)  Insurance.
03. (c) Alterations.
03. (d) Not to remove Chattels.
03. (e) Entry to Repair.
03. (f) Leave in Repair.
03. (g) Signs.
03. (h) Cost of Leasehold Improvements.
03. (i) Notice of  Accident.
03. (j) Landlord 's Right to show.
03. (k) LandIord not  liable for Damage.
03. (l) Rules and Regulations.
03. (m) Not to  suffer Waste or Overloading.
03. (n) Indemnify and save harmless.
 03. (o) Loading and Unloading.
04. Quiet Enjoyment.
05. Expressly  understood and agreed.
05. (a) Right of Distress.
05. (b) Landlord  not liable for Injury.
05. (c) Default.
05. (d) Tenant's Right to  remove Trade Fixtures.
05. (e) Waiver.
05. (f) Air Conditioning.
05. (g) Overholding.
05. (h) Exercise of Powers and Re-Entry.
05.  (i) Net Lease.
05. (j) Landlord's Right to Assign.
05. (k)  Postponement and Subordination.
05. (l) Prohibited Uses.
05.  (m) Parking.
05. (n) Drapes on Windows.
05. (o) Overdue Interest.

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05. (p) Replacement of Glass and Plate Glass.
05. (q) No Liens.
05. (r) Damage or Destruction.
05. (s) Notices.
05. (t)  Gender.
05. (v) All Sums payable Rent.
05. (w) Severability.
06. Right to Renew.

Schedule ''A''
Schedule ''B''
Rules and Regulations

THIS INDENTURE made the 5th day of June, A.D., 1991.
 IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT

 B E T W E E N :

 VANDOR REALTY CORPORATION a corporation incorporated under the laws of the Province of Ontario,

 Hereinafter called ''LANDLORD'', of the first part,

 - and -

 NAVTECH SYSTEMS SUPPORT INC.

 Hereinafter called ''TENANT'', of the second part,

 01. WITNESSETH that in consideration of the rents, covenants, rules and agreements hereinafter reserved and contained on the part of the Tenant, to be respectively paid, observed and performed, the Landlord doth demise and lease unto the Tenant for use and occupation the premises to be used only for office, training, software development and related uses, all that messuage or tenement situate, lying and being in a building municipally known as 550 Parkside Drive, in the City of Waterloo, Province of Ontario, being approximately 4,233 square feet, shown outlined in red on sketch attached hereto as Schedule ''A'', (hereinafter referred to as the ''Premises'') of the building erected on the lands and premises which are more particularly described in Schedule ''B'', attached hereto.

 01.(a) TO HAVE AND TO HOLD the said demised Premises for and during the term of five year and six months, to be computed from the 15th day of June, 1991 , and from thenceforth next ensuring and fully to be completed and ended on the 14th day of December, 1996. 01.(b) YIELDING AND PAYlNG therefore yearly and every year during the said term the following sums to be payable as basic rent as follows, that is to say: (a) The sum of 0 dollars for the period 15th June, 1991 to 14th December, 1991 , (b) The sum of sixty three thousand four hundred ninetyfive dollars ($63,495.00) for the period 15th December, 1991 to 14th June, 1994, payable monthly two thousand one hundred sixteen dollars and fifty cents ($2,116.350) in advance of the first day of each and every month, (c) The sum of sixty nine thousand eight hundred

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fortyfour dollars and fifty cents ($69,844.50) for the period 15th  June, 1994, to 14th December, 1996, payable monthly two thousand three hundred twenty eight dollars and fifteen cents ($2,328.15) in advance of the first day of each and every month, and the last payment to become due and be paid in advance one month before the expiration of this lease. NOTWITHSTANDING anything herein contained, the rent shall commence from the date on which the demised Premises shall be ready for occupation by the Tenant, whether it shall be before or after the 15th day of June, 1991' the first payment of rent to be adjusted to cover any fraction of a month as may be required. The Landlord acknowledges that it has received the sum of four thousand seven hundred fifty-five dollars and seventy eight cents ($4,755.78) to be applied against rent due under this agreement for the seventh and last months rent.

02. The Tenant covenants with the Landlord as follows:

 02.(a) To pay rent.

 02.(b) Tenant will, as additional rent, in each and every year during the said term, pay and discharge in the proportion that the building area demised herein bears to the total leasable building area, of buildings erected on the lands described in Schedule ''B'', all taxes (including local improvement rates) , rates, duties and assessments that may be levied, rated, charged or assessed against the said lands and buildings in which the demised Premises are situated together with all tax rates, duties and assessments and other charges that may be levied, rated, charged or assessed against improvements, equipment and facilities on the Premises and, without limiting the generality of the foregoing, every other tax, charge, rate, assessment or payment which may become a charge or encumbrance upon or levied or collected upon or in respect of the demised Premises or any part thereof, whether charged by any municipal, parliamentary or other body during the term hereby demised. The Landlord will at the commencement of this lease and thereafter at the commencement of each tax year, estimate the taxes (including local improvements) rates, duties and assessments levied against the said lands and buildings for the next ensuing year and the Tenant agrees to pay one-twelfth ( 1/12th) of the amount to be paid by him pursuant to the terms hereof in accordance with such estimate at the times at which rent is payable hereunder. When final tax assessments in any year have been received the Landlord and Tenant will adjust such taxes in accordance with such final tax assessment. Tenant shall pay as the same become due respectively, all charges for public utilities, including water, gas, electrical power or energy, steam or hot water used upon or in respect of the demised Premises and for fittings, machines, apparatus, meters, or other things leased in respect thereof, and for all work or services performed by any corporation or commission in connection with such public utilities. Tenant shall have the right to contest by appropriate legal proceedings the validity of any tax, rate, including local improvement rates, assessment or other charges referred to in this paragraph.

02.(c) In  case the demised Premises is assessed during the term in whole or in part in support of Separate Schools or on account of the improvements, equipment or facilities on the Premises by reason of the tenancy of occupancy thereof by the Tenant or by any person or

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corporation  claiming under it, to pay to the Landlord, as additional rent, the amount by which the taxes levied upon such assessment exceed the Public School taxes or the realty taxes which would otherwise have been payable, and the said taxes may be paid by the Landlord and such excess thereof in respect to the demised Premises shall be forthwith payable by the Tenant to the Landlord.

02.(d) Tenant, at its own expense, shall maintain and keep the demised Premises, including washrooms, and every part thereof in good order and condition and promptly make all needed repairs and replacements (reasonable wear and tear and damage by fire, lightning and tempest only excepted), and without limiting the foregoing, Tenant shall keep the demised Premises well painted, clean and in such condition as a careful owner would do.3

 02.(e) That it shall be lawful for the Landlord and its agents, at all reasonable times during the said term, to enter the demised Premises to inspect the condition thereof. Where an inspection reveals repairs and necessary, Landlord shall give Tenant notice in writing, and thereupon Tenant will, within such time as is reasonable in the circumstances as determined by the Landlord andin any event within three (3) calendar months from the date of delivery of the notice, make the necessary repairs in a good and worlkmanlike manner; provided that the Landlord may at its option make such repairs itself at the expense of the Tenant, and in any and every case the Tenant covenants with the Landlord to pay to the Landlord with the instalment of rent which shall next fall due all sums which the Landlord shall have expended in making such repairs, and shall not have previously received from the Tenant; provided further that the making of any repairs by the Landlord shall not relieve the Tenant from the obligation to repair and leave the premises in good repair.

02.(f) And further, that the Tenant will, at the expiration or sooner determination of the said term, peaceably surrender and yield up unto the Landlord the said Premises hereby demised with the appurtenances, erections which at any time during the said term shall be made therein or thereon in good and substantial repair and condition, reasonable wear and tear and damage by fire, lightning and tempest only excepted.

02.(g) To heat the said Premises in a reasonable manner at its own expense, from heating equipment supplied by the Landlord, and to maintain and keep in good repair the said heating equipment and to make any necessary replacement of said heating equipment.

02.(h) That it will promptly comply with all requirements of the local Board of Health, Police, Fire Department and insurance or fire underwriters and all other authorities having jurisdiction over the demised Premises respecting the manner in which it uses or maintains the said premises.

02.(i) The Tenant shall pay to the Landlord as additional rent its proportionate share of the general operation and maintenance costs of the lands and building of which the Premises form a part during the term of this lease. For the purposes of this lease general operation

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and maintenance costs means all costs, charges and expenses incurred,  approved, or attributed by the Landlord to operate, service, maintain, clean, supervise, police, replace and repair, and keep in good order and safe condition the lands and the buildings of which the demised premises form a part, including, without limiting the generality of the foregoing, all costs arising from the maintenance of all areas, facilities and installations used in common with other tenants, all exterior maintenance, landscaping, snow and ice removal, costs of all utilities not paid separately by the Tenant pursuant to the provisions hereof, janitorial services provided or arranged by the Landlord, and the reasonable management and administrative service costs and fees incurred or invoiced by the Landlord in connection with the general operation and maintenance of the lands and buildings, but excluding those items or costs pertaining to the Landlord's income taxes, payments on account of any financing respecting the lands, leasing commissions, and repairs of a capital nature so categorized in accordance with generally accepted accounting principles. The expression ''all areas, facilities and installations used in common with other tenants'' as used in this lease shall include, without limiting the generality of the foregoing, the parking areas, roads, pedestrian sidewalks and ways, landscaped areas, exterior ramps and stairways and exterior common signs and lighting. Landlord will at the commencement of this lease and thereafter as soon as practical after the commencement of each financial year, estimate the Tenant's proportionate share of the cost of maintaining and operating the common areas and the Tenant agrees to pay one-twelfth ( 1/12th) of the amount in accordance with such estimates at the times at which rent is payable hereunder. Such charge may be adjusted from time to time during the term of this lease by the Landlord giving notice in writing to the Tenant. The Tenant's proportionate share shall be in proportion that the demised area of the Premises bears to the total leasable area of the buildings erected on the lands described in Schedule''B'' attached hereto. Within one hundred and twenty days
(120) days after the end of each financial year the Landlord shall furnish to the Tenant a statement of the Landlord 's actual general operation and maintenance costs during such financial year showing in reasonable detail the information relevant and necessary to the calculation and determination of these amounts and the amounts thereof payable by the Tenant in accordance with this Clause 2(i) . Appropriate adjustments with respect to the Tenant's share of the general operation and maintenance costs shall be made between the parties, if necessary, within fourteen (14) days after receipt of such statement by the Tenant. The Tenant may, during the six (6) months immediately following the end of any financial year, at its sole expense, inspect, subject to the inspection being reasonable in all the circumstances, any record kept or held by the Landlord of the costs or expenses claimed by the Landlord under this Clause 2(i) for such period and the Landlord agrees to make its said records available accordingly to the Tenant, PROVIDED ALWAYS that such right of inspection and any right of the Tenant to question the amount or allocation of the general operation and maintenance costs for any financial year shall cease and determine upon the expiration of the aforesaid six (6) months following the end of such financial year.


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For  the purposes of this clause ''financial year'' means a twelve ( 12)  month period from time to time determined by the Landlord with concurrence of the Department of Revenue, Canada Taxation, at the termination of which period the Landlord's books are balanced for auditing and/or taxation purposes.

02.(j) The Tenant covenants not to carry on or suffer or permit to be carried on any business or occupation that shall be deemed a nuisance or which shall be offensive or any annoyance to the Landlord to ary of its tenants occupying the building or which shall be in violation of any present or future environmental legislation and not to commit or suffer or permit to be committed any kind of nuisance or offensive acts and not allow any refuse, garbage or objectionable material to accumulate in or about the building, yards or passages of the said premises, and will at all times keep the demised premises in clean and wholesome condition, and provide and be responsible for all janitorial services to the demised premises.

02.(k) And the Tenant further covenants with the Landlord that notwithstanding anything contained in the Landlord and Tenant Act and amendments thereto, the Tenant will not assign or sublet, or in any other way part with possession of all or part of the Premises without prior written consent of the Landlord, and that the Landlord in its sole and uncontrolled discretion shall be entitled to refuse such consent, acting reasonably, and the Tenant hereby waives and renources the benefit of any present or future statute containing provision or provisions to the contrary. If the Tenant is a corporation any transfer or distribution of shares in any manner whatsoever which has the result of changing the identity of the persons controlling the tenant corporation shall be considered to be an assignment of the lease and subject to the Landlord's prior consent in the aforesaid manner.

02.(l) That the Tenant will during the currency of these presents fully comply with all laws, regulations and bylaws whether by Federal, Provincial, Municipal or other authority applicable to the demised Premises.

03.  The Tenant further covenants with the Landlord as follows:

03.(a) Proviso for re-entry by the said Landlord on non-payment of rent or non-performance of covenants.

03.(b) That the tenant will pay in the proportion that the area of the Premises bears to the total leasable building area, as additional rent all premiums with respect to insurance against loss or damage by fire on the buildings, improvements and equipment on, in or appurtenant to the demised Premises, to be placed by the Landlord in accordance with the Landlord's standard insurance requirements and in any amount sufficient to prevent Landlord and Tenant from becoming co-insurers under provisions of applicable policies of insurance, but in any event in an amount not less than one hundred per cent (100%) of the replacement value thereof. All insurance coverage to be placed by the Landlord under this paragraph shall exclude the exercise of any claim of the insurers against the Tenant by subrogation, or shall name both

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Landlord and Tenant as insureds, as their interests may appear. Such  insurance policy shall contain all standard extended and supplemental coverage clauses of such insurance company which are applicable to the demised premises.

Tenant will pay as additional rent the amount of such increases in insurance premiums of the whole building of which the demised Premises are a part, if such increase is caused by the Tenant,s operations in or use of the demised premises.

The Tenant covenants that nothing will be done or omitted to be done whereby any policy of insurance shall be cancelled or the premises rendered uninsurable. And the Tenant will provide the Landlord with a Certificate of Liability Insurance covering Tenant and Landlord which shall contain a ''cross liability'' or ''severability of interests'' clause so that the Landlord and the Tenant shall be insured in the same manner and to the same extent as if individual policies had been issued to eaclh in respect of the demised Premises and its operations therein to the extent of not less than ONE MILLION DOLLARS ($1,000,000.00) inclusive of all injuries or death to persons and damage to property of others arising from any one occurrence.

03.(c) Before making any change or alteration to the Premises the Tenant shall obtain the approval of the Landlord in writing to the plans and specifications of such intended alteration and will make the alteration in such manner as the Landlord shall direct. At the termination of this lease, all alterations, additions and improvements except fixtures, machinery and equipment used by the Tenant in its business, which were put in at the expense of the Tenant, shall be the property of the Landlord and shall remain upon and be surrendered with the Premises as part thereof, subject to any exceptions authorized by the Landlord, and in such removal by the Tenant of its fixtures, machinery and equipment the Tenant shall do no damage to the said Premises or shall make good any damage which may be occasioned thereto.

03.(d) That the Tenant will not remove any goods or chattels of any kind from the Premises until all rent due or to be come due under this lease during the term herein provided for all rates or charges which the Tenant may incur in connection with the Premises for electric or other public services are fully paid, and should the Tenant remove its goods and chattels from the demised Premises without full payment having been made, all such rent, rates and charges shall immediately become due and payable and the Landlord may follow the goods and chattels for thirty days in the same manner as is provided for in the Act respecting fraudulent and clandestine removal of goods.

03.(e) To allow the Landlord, its servants, workmen or agents to enter into and upon the demised Premises or any part thereof at any reasonable time for the purpose of examining the Premises or for the purpose of making such repairs or alterations in or to the said Premises and the Landlord 's equipment as the Landlord may see fit to make and also for the purpose of repairing any adjoining or contiguous premises.

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 03.(f) And that the Tenant will leave the Premises in good repair, reasonable wear and tear and damage by fire, lightning and tempest only  excepted.

03.(g) That the Tenant shall not erect any signs or plaques advertising its business without the written approval of the Landlord, and that any signs or plaques so erected by the Tenant shall comply with all municipal by-laws and regulations.

03.(h) That the Tenant shall pay the cost of its leasehold improvements and, without restricting the generality of the foregoing to and including all alterations, changes in sprinkkler system, wiring, electrical fixtures, alterations or changes in heating system to the demised premises, gas installations, plumbing and washroom facilities and installations.

03.(i) To give to the Landlord prompt written notice of any accident to or defect in the water pipes or other wires, or any defect known to the Tenant affecting the heating apparatus.

03.(j) The said Tenant covenants with the said Landlord to permit the said Landlord during the last three (3) months of the currency of this lease, to allow such person or persons as it may be desirous of leasing the Premises at the expiration of this lease to visit and inspect the same at all reasonable times.

03.(k) The Landlord shall not be liable for any damage to any property at any time in such premises or building from water works, steam, water, rain or snow which may leak into, issue of flow from any part of the said building of which the Premises hereby leased are a part, or from the water, steam or drainage pipes or plumbing works of the same or from any other place or quarter of for any damage caused by or attributable to the condition or arrangement of any electric or other wiring.

03.(l) That the rules and regulations in regard to the said building attached to this lease, and all future rules and regulations (if any) if which the Tenant shall be notified, shall, during the term hereby demised, be in all respects observed and performed by the Tenant, and by its employees, and shall be deemed incorporated in and form part of these presents.

03.(m) Not to do or suffer any waste or damage, disfiguration or injury to the Premises or the fixtures and equipment therein or permit or suffer any overloading of the floors thereof; and not to use or permit the use of any part of the Premises for any dangerous, noxious or offensive trade or business and not to cause or maintain any nuisance on the premises.

03.(n) To indemnify and save harmless the Landlord against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations or any government agency arising from the conduct of any work by or through any act of negligence of the Tenant or any assignee, subtenant, agent, contactor, servant, employee or

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licensee of the Tenant, and against and from all costs, counsel fees,  expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon, including any costs, suits, claims or actions brought as a result of the nonobservance of any present or future environmental legislation on the part of the Tenant or of those for whom the Tenant is responsible hereunder. Such indemnification shall survive the term of this Lease or any extensions thereof.

03.(o) That all loading and unloading of merchandise, supplies, materials, garbage and other chattels shall be effected only through or by means of such doorways or corridors as the Landlord shall designate.

04. Subject to the proviso for re-entry by the Landlord on non-payment of rent or on non-performance of covenants the Landlord covenants with the Tenant for quiet enjoyment.



 05. IT IS EXPRESSLY understood and agreed between the Landlord and the Tenant as follows:

05.(a) That the Tenant waives and renounces the benefit of any present or future act of the Legislature of Ontario taking away or limiting the Landlord 's right of distress, and agrees with the Landlord that, notwithstanding any such Act, the Landlord may seize upon and sell all the Tenant's goods and chattels for payment of rent and costs as it might have done if such Act had not been passed.

05.(b) The Landlord shall not in any event whatsoever be liable for or responsible in any way for any injury or death to any person. The Landlord shall not be responsible in any way for injury to any person or for any loss of or damage to any property belonging to the Tenant or to the employees, invitees or licensees of the Tenant while such person or property is in or about the building of which the demised Premises forms a part of any truckways, platforms or corridors in connection therewith, including (without limiting the foregoing) any loss of or damage of any such property caused by theft or breakage, or by steam, water, rain or snow which may leak into, issue or flow from any part of the said building or any adjacent or neighbouring lands or premises or from the water, steam or drainage pipes or plumbing works of the same or from any other place or quarter or for any loss or damage caused by or attributable to the condition or arrangement of any electrical or other wiring or for any damage caused by anything done or omitted to be done by any other tenant of the said building or for any other loss whatsoever of the Tenant with respect to the demised Premises and/or the business of the Tenant carried on therein. The Tenant covenants to indemnify the Landlord against and from all loss, costs, claims or demands in respect of any injuries, loss or damage referred to in this paragraph.

05.(c) That if and whenever the rent hereby reserved shall not be paid on the day appointed for the payment thereof, or any part thereof shall be unpaid for five (5) days after any of the days on which the rent ought to have been paid, although no formal de m and shall have been made therefor, or in any case of non-payment of any other sums which the Tenant under any provision hereof has agreed to pay, or in case the term hereby granted shall be taken in execution or in case the Tenant shall become insolvent or bankrupt or make an assignment for the benefit of its creditors or if the Tenant shall do any act within said building or elsewhere which shall discredit the building or shall not observe, perform and keep all and each of the covenants, provisions, stipulations and conditions, rules and regulations herein contained, to be observed and performed and kept by the Tenant, of which breach the judgment of the Landlord in respect of the same shall be conclusive and binding on the Tenant, or if the Tenant attempts to move its furniture or other belongings out of the building or buildings, of if the Tenant vacates or abandons the Premises the full amount of the current month's rent and the next three month's rent shall immediately become due and payable, and the Landlord may immediately distrain for the same together with any arrears then unpaid, and the said term shall immediately, at the option of the Landlord, become forfeited and determined, and the Landlord may, without notice or any form of legal process, forthwith enter upon and retake possession of the said lands and Premises and remove the Tenant's effects therefrom, any statue or law to the contrary notwithstanding.

05.(d) The Tenant reserves all its rights, title and interest in and to its trade fixtures, machinery and equipment and the Landlord hereby waives all its rights, title and interest in and to the trade fixtures, machinery and equipment at the expiration of this lease and agrees that the Tenant may remove its said fixtures, machinery and equipment, provided such removal may be and is done without injury to the said Premises and that there are no arrears of rent owing hereunder. Provided, however, that at the expiration of this lease all alterations, improvements and additions made on the Premises by the Tenant at its own expense, shall at the option of the Landlord, be left on the Premises and become the property of the Landlord. Provided further that the Tenant shall not remove or carry away from the said Premises in the building any plumbing, heating or ventilating plant or equipment or other building services.

05.(e) A waiver of the breach of any covenant, condition or proviso herein shall not be taken as a waiver of any further breach of the same covenant, condition or proviso.

05.(f) It is expressly understood and agreed between the Landlord and Tenant that there is no air conditioning provided for the demised Premises unless such equipment was present in the Premises at the commencement of the Lease or was installed as a leasehold improvement by special agreement between the Landlord and the Tenant.

 05.(g) That if the Tenant shall continue to occupy the demised Premises after the expiration of this lease, with or without the consent of the Landlord, and without any further written agreement, the Tenant shall be a monthly Tenant at a monthly rental herein reserved and otherwise on the terms and conditions herein set forth, except as to the length of tenancy.

05.(h) The above powers may be exercised whether legal demand for the rent has been made or not. Provided that notwithstanding anything hereinbefore contained, the LandIord 's right of re-entry hereunder for non-payment of rent, non-performance of covenants, seizure or forfeiture of the said term shall become exercisable immediately upon such default being made. Provided further that upon such re-entry by the Landlord under the terms of this paragraph or any other provision or provisions of this lease, the Landlord may in addition to any other remedies to which the Landlord may be entitled, at its option, at any time and from time to time re-let the demised Premises or any part or parts thereof for the account of the Tenant or otherwise and receive and collect the rents therefor, applying the same first to the payments of such expenses as the Landlord may have incurred in recovering possession of the demised Premises including the legal expenses and solicitor's fees and for putting the same into good order or condition or preparing or altering the same for re-rental and all other expense, commissions and charges paid, assumed or incurred by the Landlord in or about reletting the Premises and then to the fulfilment of the covenants of the Tenant hereunder. Any such re-letting herein provided for may be for the remainder of the term as originally granted or for a longer or shorter period. In any case and whether or not the demised Premises or any part thereof be re-let, the Tenant shall pay to the Landlord the rental hereby reserved and all other sums required to be paid by the Tenant up to the time of the termination of this lease or of recovery of possession of the demised Premises by the Landlord, as the case may be, and thereafter, the Tenant covenants and agrees, if required by the Landlord, to pay to the Landlord until the end of the term of this lease the equivalent of the amount of all the rentals hereby reserved and all other sums required to be paid by the Tenant hereunder, less the net avails of re-letting, if any, the same shall be due and payable by the Tenant to the Landlord on the days herein provided for rental, that is to say, upon each of the days herein provided for payment of rental, the Tenant shall pay to the Landlord the amount of the deficiency then existing.

05.(i) It is the intention of this lease that the said rentals herein provided to be paid shall be net to the Landlord and clear of all taxes (except Landlord's income taxes) cost and charges arising from or relating to the demised Premises and that Tenant shall pay all charges, impositions, expenses of every nature and kind relating to the demised Premises and Tenant covenants with the Landlord accordingly.

05.(j) Landlord declares that it may assign its rights under this lease to a Lending Institution as collateral security for a loan to Landlord and in the event that such an assignment is given and executed by Landlord, and notification thereof is given to Tenant by or on behalf of Landlord, it is expressly agreed between Landlord and Tenant that this lease shall not be cancelled or modified for any reason whatsoever except as provided for, anticipated or permitted by the terms of this lease or by law, without the consent in writing of such Lending Institution.

05.(k) The Tenant shall attorn to any mortgagee or chargee of the lands and shall postpone and subordinate the lease to any mortgagee or chargee of same, and shall furnish any mortgagee or chargee with a certificate as to the status of the lease from time to time.

05.(l) It is understood and agreed that the Tenant shall not use the said Premises for any of the following purposes: Cement manufacturing, stone crushing, explosive manufacturing, glue factory, rendering plant, or abattoir or any other operation or undertaking comparably noxious, obnoxious or dust producing.

05.(m) The LandIord shall provide to the Tenant automobile parking space during normal business hours only on the parking area located outside the building, as designated by the Landlord, or any other space or area as designated by the Landlord from time to time, and that the Tenant shall comply with such reasonable regulations with respect to parking as shall from time to time be set out, and notified to the Tenant by the Landlord.

05.(n) It is further understood and agreed between the parties hereto that the Tenant shall drape, in accordance with the Landlord 's specifications, all windows of the Premises, and shall comply with such reasonable regulations with respect to the draping of the windows as shall from time to time be set out and notified to the Tenant by the Landlord.

05.(o) The Tenant shall pay as additional rent interest on any overdue charges or amounts owing as provided by the terms of the lease at the rate of two percentum (2%) per month to date of payment.

05.(p) The Tenant shall be responsible for the maintenance and replacement of all glass windows of the Premises without restricting the generality of the foregoing, including all plate glass windows.

05.(q) The Tenant covenants with the Landlord that it shall promptly pay all charges incurred by it for any work, materials or services that may be done, supplied or performed in respect to the Premises and shall forthwith discharge any lien at any time filed against and keep the lands and premises of which the leased Premises form a part, free from liens and in the event that the Tenant fails to do so, the Landlord may but shall be under no obligation to pay into court the amount required to obtain a discharge of any such lien in the name of the Tenant and any amount so paid together with disbursements and costs in respect of such proceedings on a solicitor and client basis, shall be forthwith due and payable by the Tenant to the Landlord as additional rent.

05.(r) If and whenever during the Term of this Lease the Premises or the building in which the Premises is situate (the''Building'') is destroyed or damaged (either partially or totally) by any cause whatsoever, the Tenant shall give the Landlord written notice within two (2) days after Tenant becomes aware of such event and then the Landlord shall, within 15 days after such damage or destruction, reach a decision as to how much time will reasonably be required to repair such damage and destruction and restore the Building. Provided that if the damage or destruction is such that, in the opinion of the Landlord acting reasonably, the Building or any part thereof cannot be restored with reasonable diligence within 60 days of the happening of such event' then this Lease shall at the sole option of the Landlord terminate.

05.(s) Any notice given in connection with this Lease shall be given in writing mailed by prepaid registered mail addressed to the parties at the following addresses, or such other addresses as the parties may designate by notice in writing given in accordance with this paragraph. Any notice so given shall be considered to have been received three (3) business days following mailing of same by prepaid registered mail.

 THE LANDLORD: CCF PROPERTY MANAGEMENT
 121 Richmond St. West, Ste.  1103
Toronto, Ontario.
 M5H 2K1

 THE TENANT: NAVTECH SYSTEMS SUPPORT lNC
 550 Parkside Drive, Unit  A1
Waterloo, Ontario
N2L 5V4

05.(t) Words importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

05.(v) Any and all sums of money payable to the Landlord shall constitute rent or additional rent.

05.(w) All of the provisions of this Lease are to be construed as covenants and agreements. If any provision of this Lease is illegal or unenforceable it shall be considered separate and severable from the remaining provisions of this Lease, which shall remain in force and be finding as though the said provision had never been included.

06. PROVIDED that the Tenant has duly performed each and every of its covenants herein contained, the Tenant shall have the right to renew this Lease for a further term of five years from the expiration of the term hereof, by notice in writing to the Landlord given no less than four (4) months and no more than six (6) months prior to the date of expiration hereof, upon the same terms and conditions except for the rent which shall be based upon the fair market base rent for comparable premises in the immediate geographic area.

 THIS INDENTURE and everything herein contained shall extend to and bind and enure to the benefit of the respective heirs, executors, administrators, successors and assigns (as the case may be) and each and every of the parties hereto, subject to the consent of the Landlord being obtained as hereinbefore provided to any assignment of sublease by Tenant, and where there is more than one Landlord or Tenant or where the Landlord or Tenant is a male, female or a corporation, the provisions herein shall be read with all grammatical changes thereby rendered necessary. All covenants being contained shall be deemed joint and several and all rights and powers reserved to the Landlord may be exercised by either Landlord or its agents or representatives.

SCHEDULE "B"
(Weber-Parkside Business Centre, 550 Parkside Drive, Waterloo)

ALL AND SINGULAR that certain parcel or tract of land and premises, situate, lying and being in the City of Waterloo, in the Regional Municipality of Waterloo (formerly in the County of Waterloo) and in the Province of Ontario, being composed of Lot Number 11, in the German Company Tract, in the said City of Waterloo, and designated as Parts 2, 3, 4, and 5, on Plan 58R-2338 and Parts 1 and 2, on Plan 58R-2428;
SUBJECT to an easment in favour of the City of Waterloo, as described in instrument No. 508167, and being composed of Part of Lot Number 11, in the German Company Tract, in the said City of Waterloo, and designated as Parts 1, 2 and 3, on Plan 58R-2338;
SUBJECT to an easment in favour of the City of Waterloo, as described in instrument No. 641189, and being composed of Part of Lot Number 11, in the German Company Tract, in the said City of Waterloo, and designated as Parts 1, 2 and 3, on Plan 58R-2338;
SUBJECT to an Agreement in favour of the City of Waterloo, as described in instrument No. 625067, and being composed of part of Lot 11, in the German Company Tract, in the said City of Waterloo, and designated as Parts 2, 3, 4 and 5, on Plan 58R-785, and Parts 1, 2, 2, 4 and 5, on Plan 58R-2338.

RULES AND REGULATIONS

(1) The sidewalks, entrances and common areas shall `not be obstructed by any Tenant or used by any Tenant for any other purpose than for ingress and egress to and from its respective premises and no Tenant shall place or allow any wastepaper, dust, garbage, refuse, or anything whatever that shall tend to make then appear unclean or untidy, except sidewalk sales.

(2) No Tenant shall bring or keep anything in the demised premises which will in any way increase the rate of fire insurance on the building, or on property kept therein, or do or permit anything to be done which will conflict with the laws relating to fires, or with the regulations of the fire department, or with any insurance policy upon the building, or any part thereof, or which will conflict with any of the rules or ordinances of the Board of Health or with any statute or any municipal by-law.

(3) The Landlord hsll have the right to enter any of the demised premises at reasonable hours during the day to examine the same or to make such repairs and alterations as it shall deem necessary for the safety and preservation of the building, and also exhibit the demised premises to be let, and put upon them the usual notice "For Rent", during the three months previous to the expiration of the lease of the demised premises.

(4) No animals shall be kept in or about the demised premises.

(5) If the Tenant desires telegraph or telephone, call Bell or other private signal connections, the Landlord reserves the right to direct the electricians or workmen as to where and how the wires are to be introduced, and without such directions, no boring or cutting of wires shall take place. No other wires of any kind shall be introduced without the consent of the Landlord.

(6) No one shall use the demised premises for sleeping apartments or residential purposes.

(7) The Tenant shall give the Landlord prompt written notice of any accident or any defect in the water pipes, heating apparatus, telephone or electrical light, or other wires in any part of the building.

(8) Any alterations, additions or changes made during the currency of this lease, shall, if made at the request of the Tenant, be done at the expense of the Tenant, and shall be subject to the approval and direction of the Landlord.

(9) The Landlord shall not be liable for any damage to any property at any time on the demised premises, nor for the theft of any property not shall it be liable for any escape or leakage of smoke, gas, water, rain or snow, howsoever caused, nor for any accident to the property of the said Tenant.

(10) No outside storage shall be permitted without the written consent of the Landlord, with the exception of waste containers which will be standardized for all tenants with the usage individually invoiced to tenants.

(11) The Landlord shall provide to the Tenant automobile parking space during normal business hours only on the parking area located outside the building, as designated by the Landlord, or any other space or area as designated by the Landlord from time to time, and that the Tenant shall comply with such reasonable regulations with respect to parking as shall from time to time be set out, and notified to the Tenant by the Landlord.

(12) The Tenant shall drape in accordance with the Landlord's specifications, all windows, and shall comply with all reasonable regulations with respect to the draping of windows as shall from time to time be set out and notified to the Tenant by the Landlord.

(13) The Tenant shall not erect any signs or plaques without written approval of the Landlord.